EXHIBIT 23(a)

CONSENT OF COUNSEL

I hereby consent to the use of my name in the caption "Legal Matters" in the prospectus of Keyport Life Insurance Company contained in Form S-1.

Boston, Massachusetts	/s/Bernard R. Beckerlegge
Bernard R. Beckerlegge

April 14, 2000

   Date